Exhibit 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We consent to the inclusion in this Registration Statement on Form S-1, Amendment no. 1, of our report dated April 13, 2022, except for the restatement discussed in Note 1 as to which the date is March 16, 2023, with respect to the audited consolidated financial statements of Alpine 4 Holdings, Inc. for the year ended December 31, 2021.
We also consent to the references to us under the heading “Experts” in such Registration Statement.

/s/ MaloneBailey, LLP
www.malonebailey.com
Houston, Texas
August 22, 2023